Exhibit 99.2

Proxy Form

BOSSINI INTERNATIONAL HOLDINGS LIMITED

(Incorporated in Bermuda with limited liability)

(Stock Code: 592)

IN THE SUPREME COURT OF BERMUDA

CIVIL JURISDICTION

(Commercial Court)

2024: No. 366

IN THE MATTER of BOSSINI INTERNATIONAL HOLDINGS LIMITED

AND

IN THE MATTER OF section 99 of the Companies Act 1981 (as amended) of Bermuda

Pink form of proxy for use by Scheme Shareholders (as defined in the Scheme Document dated 3 January 2025) of Bossini International Holdings Limited (the ‘‘Company’’) at the meeting convened by the direction of the Supreme Court of Bermuda to be held at 2/F., PopOffice, 9 Tong Yin Street, Tseung Kwan O, Kowloon, Hong Kong at 2:00 p.m. (Hong Kong time) on Monday, 10 February 2025 and at any adjournment thereof (the ‘‘Court Meeting’’).

I/We1___________________________________________________________________________________________ of _____________________________________________________________________________________________ being the registered holder(s) of_______________________ 2 ordinary shares of HK$0.10 each in the share capital of the Company hereby appoint3___________________________________________________________________________ of _____________________________________________________________________________________________ or failing him/her, the Chairman of the Court Meeting, to act as my/our proxy to attend and vote4 for me/us and on my/our behalf at the Court Meeting or at any adjournment thereof (as the case may be), for the purpose of considering, and, if thought fit, approving (with or without modification(s)) a scheme of arrangement (the ‘‘Scheme’’) proposed to be made between the Company and the Scheme Shareholders (as defined in the Scheme Document dated 3 January 2025) and at the Court Meeting or at any adjournment thereof (as the case may be) to vote for me/us and in my/our name(s) for the Scheme (either with or without modification(s), as my/our proxy may approve) or against the Scheme as hereunder indicated, and if no such indication is given, as my/our proxy thinks fit.

Unless otherwise defined, capitalised terms used herein shall have the same meanings as those stated in the Scheme Document dated 3 January 2025.

Please tick (“✓”) in the appropriate box to indicate how you wish your vote in respect of the resolution to be cast4.

FOR the Scheme[4]	AGAINST the Scheme[4]

Dated this ___________day of__________2025	Signature[6]: _______________________________

Contact Phone Number:______________

Notes:

1.	Full name(s) and address(es) must be inserted in BLOCK CAPITALS. The names of all joint holders should be stated.
2.	Please insert the number of the Scheme Shares registered in your name(s) and to which this form of proxy relates. If no number is inserted or the number inserted exceeds the total number of the Scheme Shares registered in your name(s), this form of proxy will be deemed to relate to all the Scheme Shares in the Company registered in your name(s).
3.	If you wish to appoint some person other than the Chairman of the Court Meeting as your proxy, please delete the words ‘‘the Chairman of the Court Meeting’’ and insert the name and address of the proxy desired in BLOCK LETTERS. If no name is inserted, the Chairman of the Court Meeting will act as your proxy.
4.	IMPORTANT: IF YOU WISH TO VOTE FOR THE SCHEME, PLEASE TICK (“✓”) THE BOX MARKED ‘‘FOR the Scheme’’. IF YOU WISH TO VOTE AGAINST THE SCHEME, PLEASE TICK (“✓”) THE BOX MARKED ‘‘AGAINST the Scheme’’. It is requested that you vote all of the shares registered in your name(s) either FOR the Scheme or AGAINST the Scheme and not to vote some of the shares registered in your name(s) FOR the Scheme and some of the shares registered in your name(s) AGAINST the Scheme. If this form is returned duly signed but without any specific direction on the Scheme, the proxy will vote or abstain at his/her discretion in respect of the Scheme. A proxy will also be entitled to vote at his/her discretion on any resolution properly put to the Court Meeting, or abstain.
IMPORTANT: EACH HOLDER OF SCHEME SHARES (OTHER THAN A BANK, A BROKER OR OTHER NOMINEE WHO HOLDS SHARES IN ITS NAME ON BEHALF OF OTHERS OR HKSCC NOMINEES LIMITED) IS ONLY ENTITLED TO SUBMIT ONE PROXY FORM FOR THE COURT MEETING. IF MORE THAN ONE PROXY FORM FOR THE COURT MEETING IS SUBMITTED BY A HOLDER OF SCHEME SHARES (OTHER THAN A BANK, A BROKER OR OTHER NOMINEE WHO HOLDS SHARES IN ITS NAME ON BEHALF OF OTHERS OR HKSCC NOMINEES LIMITED) AND THE VOTING INSTRUCTIONS REQUIRE THE PROXIES TO VOTE BOTH FOR AND AGAINST THE SCHEME, THE CHAIRMAN OF THE COURT MEETING SHALL BE AT LIBERTY TO REJECT THOSE PROXY FORMS. IF MORE THAN ONE PROXY FORM FOR THE COURT MEETING IS SUBMITTED BY A HOLDER OF SCHEME SHARES (OTHER THAN A BANK, A BROKER OR OTHER NOMINEE WHO HOLDS SHARES IN ITS NAME ON BEHALF OF OTHERS OR HKSCC NOMINEES LIMITED) AND THE VOTING INSTRUCTIONS REQUIRE THE PROXIES TO VOTE EITHER FOR OR AGAINST THE SCHEME BUT NOT TO VOTE BOTH FOR AND AGAINST THE SCHEME, THE CHAIRMAN SHALL HAVE ABSOLUTE DISCRETION AS TO WHETHER OR NOT TO ACCEPT THOSE PROXY FORMS.
5.	In the case of joint holders, the vote of the senior who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the vote(s) of other joint holder(s) and for this purpose seniority shall be determined by the order in which the name stands first in the register of members of the Company.
6.	This form of proxy must be signed by you or your attorney duly authorised in writing. In the case of a corporation, this form must be executed under common seal or under the hand of an officer or attorney duly authorised.
7.	To be valid, this form of proxy, together with the power of attorney or other authority (if any) under which it is signed or a notarially certified copy thereof, must be deposited at the Company’s branch share registrar in Hong Kong, Computershare Hong Kong Investor Services Limited (the ‘‘Company’s Share Registrar’’) of 17M Floor, Hopewell Centre, 183 Queen’s Road East, Wanchai, Hong Kong not less than 48 hours before the time appointed for holding the Court Meeting or any adjourned meeting (as the case may be). If this form of proxy is not so deposited, it may, however, be handed to the chairman of the Court Meeting at the Court Meeting before the taking of poll, who shall have absolute discretion as to whether or not to accept it.
8.	A proxy need not be a member of the Company but must attend the Court Meeting in person to represent you. The proxy should produce proof of identity when attending the Court Meeting. If a corporate member (except a recognised clearing house) appoints its representative to attend the Court Meeting, such representative should produce proof of identity and a copy of the resolution of the board of directors or other governing body of that member appointing such representative to attend the Court Meeting.
9.	Completion and return of this form of proxy will not preclude you from attending and voting at the Court Meeting (or any adjournment thereof if you so wish, but in the event of your attending and voting at the Court Meeting after having lodged this form of proxy, this form of proxy will be deemed to have been revoked.
10.	The Scheme will be voted upon by way of poll at the Court Meeting.
11.	Any alteration made to this form of proxy must be initialled by the person who signs it.
12.	References to time and dates in this form of proxy are to Hong Kong time and dates.
13.	The full text of the resolutions is set out in the notice of the Court Meeting dated 3 January 2025.

PERSONAL INFORMATION COLLECTION STATEMENT

‘‘Personal Data’’ in this proxy form has the same meaning as ‘‘personal data’’ in the Personal Data (Privacy) Ordinance, Cap 486 (‘‘PDPO’’), which includes your and your proxy’s name and address.

Your and your proxy’s Personal Data provided in this proxy form will be used in connection with processing your request for the appointment of a proxy to attend, act and vote on your behalf as directed above at the Court Meeting. The supply of your and your proxy’s Personal Data is on a voluntary basis. However, we may not be able to process your request unless you provide us with your and your proxy’s Personal Data.

Your and your proxy’s Personal Data will be disclosed or transferred to the Company’s Share Registrar and/or other companies or bodies for the purpose stated above, or when it is required to do so by law, for example, in response to a court order or a law enforcement agency’s request, and will be retained for such period as may be necessary for our verification and record purpose.

By providing your proxy’s Personal Data in this proxy form, you should have obtained the express consent (which has not been withdrawn in writing) from your proxy in using his/her Personal Data provided in this proxy form and that you have informed your proxy of the purpose for and the manner in which his/her Personal Data may be used.

You/your proxy have/has the right to request access to and/or correction of your/your proxy’s Personal Data respectively in accordance with the provisions of the PDPO. Any such request for access to and/or correction of your/your proxy’s Personal Data should be in writing by either of the following means:

By mail to:	HK Privacy Officer
Computershare Hong Kong Investor Services Limited
17M Floor, Hopewell Centre, 183 Queen’s Road East,
Wanchai, Hong Kong
By e-mail to:	PrivacyOfficer@computershare.com.hk

* For identification purposes only